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                                                                 EXHIBIT 10.9(j)


                         AMENDMENT NO. TEN TO THE LOAN
                             AND SECURITY AGREEMENT


     This Amendment No. Ten To The Loan And Security Agreement (this "Amendment") is entered into as of the 28th day of August, 1996, by and between CONCURRENT COMPUTER CORPORATION, a Delaware corporation ("Borrower"), with its chief executive office located at 2 Crescent Place, Oceanport, New Jersey
07757 and FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, in light of the following facts:

                                     FACTS

     FACT ONE: Foothill and Borrower have previously entered into that certain Loan And Security Agreement, dated as of June 29, 1995 (as amended and the "Agreement").

     FACT TWO: Foothill and Borrower desires to further amend the Agreement as provided herein. Terms defined in the Agreement which are used herein shall have the same meanings as set forth in the Agreement, unless otherwise specified.

     NOW, THEREFORE, Foothill and Borrower hereby modify and amend the Agreement as follows:

     1. Subsection (b) of the Definition "Permitted Real Property Dispositions" under Section 1.1 of the Agreement is hereby amended in its entirety to read as follows: "(b) the sale of the Oceanport Real Property so long as at the time thereof (i) no Event of Default has occurred and is continuing, and (ii) the net cash proceeds of such sale equals or exceeds Five Million Dollars ($5,000,000).

     2. Foothill shall charge Borrower's loan account a fee in the amount of Two Thousand Dollars ($2,000). Said fee shall be fully-earned, non-refundable, and due and payable on the date Borrower's loan account is charged.

     3. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as supplemented, amended and modified, shall remain in full force and effect.

     IN WITNESS WHEREOF, Borrower and Foothill have executed this Amendment as of the day and year first written above.


FOOTHILL CAPITAL CORPORATION              CONCURRENT COMPUTER
                                          CORPORATION

By /s/ Lisa M. Gonzales                   By  /s/ Robert Fitzpatrick
  ---------------------------               --------------------------------
     Lisa M. Gonzales                          Robert Fitzpatrick
Its  Assistant Vice President             Its  Vice President & Treasurer
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